EXHIBIT 5.1

Your ref	CN ENERGY GROUP. INC.	15 October 2024
Our ref	AJM/CEH/1069462/0001/S704069v5
CN Energy Group. Inc. 中北能源集团有限公司 2/F, Palm Grove House P.O. Box 3340 Road Town Tortola VIRGIN ISLANDS, BRITISH

Dear Sir / Madam

Re: CN ENERGY GROUP. INC. 中北能源集团有限公司 (the "Company")

We are lawyers licensed and qualified to practice law in the British Virgin Islands. We have acted as British Virgin Islands legal counsel to the Company. We have been asked to issue this legal opinion ("Opinion") to you with regard to the laws of the British Virgin Islands in connection with an offering (the “Offering”) in the United States of certain Class A ordinary shares of no par value (the “Ordinary Shares”) for an aggregate offering price of US$3,149,750 issuable upon the conversion of US$3,149,750 principal amount of 7% convertible note (the "Note", and together with the Ordinary Shares, the "Securities") and interest accrued thereon to Streeterville Capital, LLC, a Utah limited liability company as described in the Company’s registration statement on form F-3 (File No. 333-264579) filed with the U.S. Securities and Exchange Commission (the “Commission”) initially on 29 April 2022, amended on 31 May 2022, and declared effective by the Commission on 13 June 2022 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), the Company’s prospectus included in the Registration Statement dated 13 June 2022 (the “Base Prospectus”), and the prospectus supplement dated 11 October 2024 (the “Prospectus Supplement”, together, the “Prospectus”).

Capitalised terms used in this Opinion shall have the meanings ascribed to them in this Opinion and/or the Schedules.

1.	SCOPE OF OPINION

This Opinion is given only on the laws of the British Virgin Islands in force at the date hereof and is based solely on matters of fact known to us at the date hereof. We have not investigated the laws or regulations of any jurisdiction other than the British Virgin Islands. We express no opinion as to matters of fact or, unless expressly stated otherwise, the veracity of any representations or warranties given in or in connection the document set out in Schedule 1.

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2.	DOCUMENTS REVIEWED AND ENQUIRIES MADE

In giving this Opinion we have undertaken the Searches and reviewed the documents set out in Schedule 1.

3.	ASSUMPTIONS AND QUALIFICATIONS

This Opinion is given on the basis that the assumptions set out in Schedule 2 (which we have not independently investigated or verified) are true, complete and accurate in all respects. In addition, this Opinion is subject to the qualifications set out in Schedule 3.

4.	OPINIONS

Having regard to such legal considerations as we deem relevant, we are of the opinion that:

4.1	Due incorporation, existence and status

The Company has been duly incorporated as a BVI business company, limited by shares, under the BVI Business Companies Act 2004 (as amended) (the "Act"), is validly existing and was, at the date of the Certificate of Good Standing, in good standing with the Registrar of Corporate Affairs in the British Virgin Islands (the "Registrar").

4.2	Authorised and Issued Shares

The Company is authorised to issue an unlimited number of no par value shares, divided into two classes as follows:

(a) Class A Ordinary Shares of no par value; and

(b) Class B Ordinary Shares of no par value.

4.3	Validly Issued

When issued and paid for as contemplated by the Registration Statement and the Prospectus and registered in the register of members of the Company, the Ordinary Shares and the Note will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid to the Company by the holders thereof in connection with the issue of such shares).

4.4	Legal proceedings

Based solely on the High Court Search, there are no actions or petitions pending against the Company in the High Court of the British Virgin Islands.

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4.5	Winding-up

Based solely on the Searches, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver over the Company, or any of its assets, appears on the records maintained in respect of the Company.

5.	RELIANCE

Except as specifically referred to in this Opinion we have not examined, and give no opinion on, any contracts, instruments or other documents (whether or not referred to in, or contemplated by, the document set out Schedule 1). We do not give any opinion on the commercial merits of any transaction contemplated or entered into under or pursuant to the documents set out in Schedule 1.

This Opinion (and any obligations arising out of or in connection with it) is given on the basis that it shall be governed by and construed in accordance with the current law and practice in the British Virgin Islands. By relying on the opinions set out in this Opinion the addressee(s) hereby irrevocably agree(s) that the courts of the British Virgin Islands are to have exclusive jurisdiction to settle any disputes which may arise in connection with this Opinion.

We assume no responsibility to advise any person entitled to rely on this Opinion, or to undertake any investigations, as to any change in British Virgin Islands law (or its application) or factual matters arising after the date of this Opinion, which might affect the opinions set out herein.

This Opinion is issued solely for the purposes of filing the Prospectus Supplement and the issuance and sale of the Securities and not in respect of or in connection with any other matter.

We are furnishing this Opinion as exhibit 5.1 to the Registration Statement (as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference in the Registration Statement). We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference in the Registration Statement) and to the use of our name therein. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully

Carey Olsen Singapore LLP

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SCHEDULE 1

DOCUMENT REVIEWED AND ENQUIRIES MADE

For the purpose of this Opinion, we have reviewed originals, copies, drafts or conformed copies of the following document:

A.	DOCUMENTS

1.	A copy of the Registration Statement (which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

2.	A copy of the Prospectus Supplement.

3.	The certificate of incorporation of the Company obtained by us pursuant to the Company Search (defined below).

4.	The third amended and restated memorandum and articles of association of the Company, dated 29 July 2022 (the "Memorandum and Articles").

5.	A certificate of incumbency relating to the Company issued by Tricor Services (BVI) Limited, dated 10 October 2024.

6.	A certificate of good standing relating to the Company issued by the Registrar, dated 9 October 2024 (the "Certificate of Good Standing").

7.	A copy of the signed written resolutions of the directors of the Company relating to the share issuance dated 10 October 2024 (the "Share Issuance Resolutions").

8.	A copy of the signed written resolutions of the directors of the Company relating to the financing approval dated 10 October 2024 (together with the Share Issuance Resolutions, the "Resolutions").

B.	SEARCHES AND ENQUIRIES

1.

The information revealed by our search of the Company's public records on file and available for public inspection from the Registrar at the time of our search on 14 October 2024 (the "Company Search"), including all relevant forms and charges (if any) created by the Company and filed with the Registrar pursuant to section 163 of the Act.

2.

The public information revealed by our search of the Company on the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System by the Registry of the High Court of the Virgin Islands, conducted on 14 October 2024 (the "High Court Search" and together with the Company Search, the "Searches").

C.	SCOPE

The documents listed in this Schedule are the only documents and/or records we have examined and the only searches and enquiries we have carried out for the purposes of this Opinion.

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SCHEDULE 2

ASSUMPTIONS

1.	The conformity to the original documents of all copy documents supplied to us (whether in hard or soft copy format).

2.

The authenticity, accuracy and completeness of all documents supplied to us, whether as originals or copies and of all factual representations expressed in or implied by the documents we have examined.

3.	The genuineness of all signatures, stamps, initials, seals, dates and markings on documents submitted to us. The signatures, initials and seals on all documents supplied to us are genuine.

4.	There is no document or other information or matter that has not been provided or disclosed to us, which could affect the accuracy of this Opinion.

5.

The minute book and corporate records of the Company, including its register of directors and register of members maintained at its registered office in the British Virgin Islands are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the members and directors (or any committee thereof) (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings, or passed by written consent as the case may be.

6.	The Resolutions remain in full force and effect and have not been amended, modified, supplemented, revoked, rescinded or terminated in any way.

7.

Words and phrases used in any documents that we have reviewed that are not governed by British Virgin Islands law have the same meanings and effect as they would have if those documents were governed by British Virgin Islands law.

8.

The applicable definitive sale, purchase, transfer or similar agreements or instruments in respect of the sale and purchase of the Securities (the "Purchase Documents") will be duly executed and delivered by or on behalf of all parties thereto, and the full power (including both capacity and authority), legal right and good standing of each of the parties to the Purchase Documents to execute, date, unconditionally deliver and perform their obligations under the Purchase Documents.

9.

The applicable Purchase Documents relating to any Securities to be offered and sold will constitute legal, valid and binding obligations, enforceable in accordance with their terms of each of the parties, and the sale and purchase of the Securities will be in accordance with any applicable Purchase Documents and any applicable exchange rules or requirements of Nasdaq Capital Market.

10.

The validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus Supplement, and that the Registration Statement and the Prospectus Supplement will be duly filed with and declared effective by the United States Securities and Exchange Commission; and, when published, will be in substantially the same form as that examined by us for purposes of this Opinion.

11.	There is no, and no party is aware of any, improper purpose for the issue of the Ordinary Shares and the Note.

12.	Save as has been specifically disclosed to us by our Searches:

(a)	the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction; and

(b)	no steps have been taken to wind up, liquidate, strike-off or otherwise dissolve the Company and no receiver or other similar person has been appointed in respect of the Company's affairs.

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SCHEDULE 3

QUALIFICATIONS

1.

To maintain the Company in good standing under the laws of the British Virgin Islands, the Company must inter alia, pay annual filing fees to the Registrar, comply with its economic substance requirements and obligations under the Virgin Islands Economic Substance (Companies and Limited Partnerships) Act, 2018 and file a copy of its register of directors with the Registrar.

2.

The register of members of a British Virgin Island company provides prima facie evidence of the legal ownership of registered shares in a company. No purported creation or transfer of legal title to the Securities is effective until the register of members is updated accordingly. However, the register of members may be subject to rectification (for example, in the case of fraud or manifest error).

3.	The obligations of the Company may be subject to restrictions pursuant to United Nations or other applicable international sanctions as implemented under the laws of the British Virgin Islands.

4.

We offer no opinion as to any laws other than the laws of the British Virgin Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in any document to statutes, rules (including the exchange rules of Nasdaq Capital Market), regulations, codes or judicial authority of any jurisdiction other than the British Virgin Islands.

5.

The term "non-assessable" means that the holders of fully paid shares in the Company have no liability to the Company, as shareholder, except for any liability expressly provided for in the Memorandum or Articles of Association and any liability to repay a distribution under the Act.

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